UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2021

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	PCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f). On April 26, 2021, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (“LTIP Cash Awards”) for the 2018-2020 cycle under the Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 16, 2021 proxy statement (“Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 25 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. P. Feight	$461,160	$8,770,878
H. C. Schippers	$1,474,880	$5,793,710
M. T. Barkley	$557,852	$2,791,381
T. K. Quinn	$576,656	$3,182,777
D. C. Siver	$643,600	$3,283,288

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For 2020, our last completed fiscal year:

a)	the annual total compensation of PACCAR’s median employee (excluding Mr. Feight, our Chief Executive Officer) was $78,950;

b)	the annual total compensation of our Chief Executive Officer was $8,770,878; and

c)	the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of PACCAR’s median employee was 111 to 1.

Methodology for Determining Our Median Employee and Annual Total Compensation

To identify the median of the annual total compensation of all our employees and to determine the annual total compensation (and any elements of annual total compensation) of our median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.

As of October 1, 2020, our employee population consisted of approximately 23,000 individuals working at our parent company and subsidiaries located in the United States, Europe (primarily in Belgium, England and the Netherlands), Mexico, Canada, Australia and in various other countries.

We selected October 1, 2020, to allow sufficient time to identify the median employee given the size and global scope of our operations.

2.	We annualized the compensation for any employees who were not employed by us for the full nine-month period ending on September 30, 2020.

3.

We then identified and calculated the elements of our median employee’s compensation for fiscal 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $78,950. The median employee’s annual total compensation includes all elements of compensation reported in the Summary Compensation Table.

4.	For the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders was held on April 27, 2021.

(b) Following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of Directors.

The following persons were elected to serve as directors with a term expiring in 2022:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	293,574,350	9,888,335	298,467	0
A. J. Carnwath	289,552,313	13,903,982	304,857	0
F. L. Feder	296,215,401	7,236,765	308,986	0
R. P. Feight	299,552,750	3,859,519	348,883	0
B. E. Ford	299,658,055	3,798,793	304,304	0
K. S. Hachigian	294,655,676	8,796,725	308,751	0
R. C. McGeary	283,565,994	19,889,138	306,020	0
J. M. Pigott	297,183,502	6,371,372	206,278	0
G. Ramaswamy	302,924,795	486,178	350,179	0
M. A. Schulz	288,568,003	14,436,870	756,279	0
G. M. E. Spierkel	288,900,049	14,564,153	296,950	0

Item No. 2. Stockholder proposal to eliminate supermajority voting provisions.

Item No. 2 received the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
195,056,113	102,675,717	6,029,322	0

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: April 30, 2021	By:	/s/ M. K. Walton
M. K. Walton Vice President and General Counsel